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                                                                    EXHIBIT 4.1



                  GENERAL AMERICAN TRANSPORTATION CORPORATION

                                       TO

                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),

                                    Trustee





                         FOURTH SUPPLEMENTAL INDENTURE
                          Dated as of January 15, 1996

                    To Indenture dated as of October 1, 1987
                (as supplemented by First Supplemental Indenture
                           dated as of May 15, 1988,
                         Second Supplemental Indenture
                         dated as of March 15, 1990 and
                          Third Supplemental Indenture
                           dated as of June 15, 1990)





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          THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of January 15, 1996, between GENERAL AMERICAN TRANSPORTATION CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee"), as Trustee under an Indenture dated as of October 1, 1987, as supplemented by a First Supplemental Indenture dated as of May 15, 1988, a Second Supplemental Indenture dated as of March 15, 1990 and a Third Supplemental Indenture dated as of June 15, 1990 (such Indenture, as so supplemented, being herein called the "Indenture").


                              W I T N E S S E T H:

          WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, providing for the issuance from time to time of one or more Series of Securities (such terms and all other capitalized terms used but not defined in this Fourth Supplemental Indenture having the meanings assigned to them in the Indenture); and

          WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Fourth Supplemental Indenture in order to amend the Indenture as set forth herein; and

          WHEREAS, this Fourth Supplemental Indenture is being entered into pursuant to subsections (1) and (5) of Section 9.01 of the Indenture which provide that a supplemental indenture may be entered into by the Company and the Trustee without the consent of the Securityholders to cure any ambiguity, defect or inconsistency in the Indenture or in the Securities of any Series and to make any change that does not adversely affect the rights of any Securityholder; and

          WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.


          NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any Series originally issued on or after the date hereof, as follows:





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                                   ARTICLE I

          With respect to all Series of Securities issued after the date hereof, the following definition of Consolidated Tangible Net Worth shall be applicable in lieu of the definition set forth in Section 1.01 of the
Indenture:

               The term "Consolidated Tangible Net Worth" means the consolidated shareholder's equity of the Company and its subsidiaries, as reflected on the consolidated balance sheet of the Company prepared in accordance with GAAP at the conclusion of the immediately preceding fiscal quarter for which such determination is made, less the amount of intangible assets (including, without limitation, franchises, patents and patent applications, trademarks and brand names, goodwill, research and development expenses, and all write-ups in the book value of any asset (excluding write-ups of assets resulting from the application of principles of purchase accounting with respect to acquisitions made by the Company)).


                                   ARTICLE II

          Section 8.02 of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

          Section 8.02.  Defeasance of Securities of any Series.

               Unless provided otherwise in the Board Resolution establishing the Series of Securities, or in any indenture supplemental hereto, the Company may omit to comply with Sections 4.03, 4.04 and 4.07 of this Indenture and paragraph (4) (insofar as it relates to Sections 4.03, 4.04 and 4.07) of Section 6.01 of this Indenture shall not apply, as all of such provisions relate to Securities of any Series, so long as the Securities of such Series remain Outstanding and, thereafter, all provisions of this Indenture in respect of such Securities shall no longer be in effect except the Company's and the Trustee's rights and obligations under Sections 2.06, 7.07 and 8.03, and the Trustee at the expense of the Company shall, upon Company Request, execute proper instruments acknowledging the same if:

               (1) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and Principal in respect thereof in accordance with their terms will provide on or before the due date of any payment in respect of such



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          Series of Securities money in an amount, or (C) a combination thereof, sufficient, after payment, based on then applicable law, of all Federal, state and local taxes in respect thereof payable by the Trustee, in the opinion of a nationally-recognized firm of independent public accountants selected by the Company expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the Principal of and each installment of Principal of and interest on the Outstanding Securities of that Series on the Stated Maturity of such Principal or installment of Principal or interest and (ii) any mandatory sinking fund payments or analogous payments or payments pursuant to any call for redemption applicable to Securities of such Series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities;

               (2) no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

               (3) the interest of the Holders in such deposit shall have been duly perfected under the applicable provisions of the Uniform Commercial Code;

               (4) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; and

               (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

                      *   *    *    *    *    *    *    *



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          IN WITNESS WHEREOF, General American Transportation Corporation has
caused this Fourth Supplemental Indenture to be signed in its corporate name and acknowledged by one of its duly authorized officers, and its corporate seal to be affixed hereunto or impressed hereon, and the same to be attested by its Secretary or an Assistant Secretary, and The Chase Manhattan Bank (National Association), Trustee, has caused this Fourth Supplemental Indenture to be signed and acknowledged by one of its vice-presidents, has caused its corporate seal to be affixed hereto or impressed hereon, and the same to be attested by one of its assistant secretaries, as of the day and year first written above.


                                                 GENERAL AMERICAN
                                                 TRANSPORTATION CORPORATION

                                                 By: /s/ Donald J. Schaffer
                                                    --------------------------
                                                         Vice President
[Corporate Seal]

Attest:

/s/ Ronald J. Ciancio
----------------------------
    Assistant Secretary



                                                 THE CHASE MANHATTAN BANK
                                                 (NATIONAL ASSOCIATION), TRUSTEE

                                                 By: /s/ Valerie Dunbar
                                                    ----------------------------
                                                         Vice President

[Corporate Seal]

Attest:

/s/ Janet Robinson
----------------------------
    Assistant Secretary




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